Exhibit (5)

                                     [LOGO]
                               DIME BANCORP, INC.


                                            May 23, 2000


The Dime Savings Bank of New York, FSB
589 Fifth Avenue
New York, NY  10017
Attention:  D. James Daras, Treasurer

Ladies and Gentlemen:

         This letter confirms the appointment of The Dime Savings Bank of New York, FSB by Dime Bancorp, Inc. ("Dime") to act as the Rights Agent for Dime in accordance with the terms and conditions set forth in the Stockholder Protection Rights Agreement, dated as of October 20, 1995, between Dime and The First National Bank of Boston, the predecessor rights agent.

                                   Very truly yours,

                                   DIME BANCORP, INC.


                                   By: /s/ Anthony R. Burriesci
                                       ------------------------
                                       Anthony R. Burriesci
                                       Chief Financial Officer

Acknowledged as of this 31st day of May, 2000:

THE DIME SAVINGS BANK OF NEW YORK, FSB


By:   /s/ D. James Daras
      ------------------------

      Name:   D. James Daras
      Title:  Treasurer